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Exhibit 99.2

Certification For Year-End 2002

        I, David W. Devonshire, Executive Vice President and Chief Financial Officer of Motorola, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  the Motorola, Inc. annual report on Form 10-K/A for the period ended December 31, 2002 fully complies with the requirements of Section 13(a) for the Securities Exchange Act of 1934 (15 U.S.C. 78m) and

  (2)
  the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Motorola, Inc.

        This certificate is being furnished solely for purposes of Section 906.

Dated: April 18, 2003

/s/ DAVID W. DEVONSHIRE David W. Devonshire Executive Vice President and Chief Financial Officer, Motorola, Inc.

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  Exhibit 99.2
Certification For Year-End 2002